UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2024

PATHWARD FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 South Broadband Lane, Sioux Falls, South Dakota 57108
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (877) 497-7497

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CASH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.
Appointment of New Director

On February 27, 2024, the Board of Directors (the “Board”) of Pathward Financial, Inc. (the “Company”) appointed Neeraj Mehta as a member of the Board, effective immediately. Mr. Mehta’s initial term will expire at the Company’s 2025 annual meeting of shareholders and he will stand for election at that meeting. The Board determined that Mr. Mehta is independent under applicable rules and the Board’s criteria for determining director independence. Mr. Mehta has been appointed as a member of the Board’s Audit Committee and Governance, Nominating and Sustainability Committee.

There are no arrangements or understandings pursuant to which Mr. Mehta was appointed and there are no related party transactions between the Company and Mr. Mehta that would require disclosure under Item 404(a) of Regulation S-K.

For his service as a non-employee director on the Board, Mr. Mehta will receive a cash retainer and an annual stock award consisting of shares of the Company’s common stock granted to non-employee directors, as such compensation is described in the Company’s proxy statement filed with the Securities and Exchange Commission on January 17, 2024 (the “Proxy Statement”) and as updated from time to time.

A copy of the press release related to appointment of Mr. Mehta is filed as Exhibit 99.1 hereto.

Approval of 2023 Omnibus Incentive Plan

On February 27, 2024, the shareholders of the Company voted to approve the Pathward Financial, Inc. 2023 Omnibus Incentive Plan (the “Plan”). A description of the Plan is included on pages 62 through 71 of the Proxy Statement, which description is incorporated herein by reference. The description of the Plan incorporated by reference is a summary, and is qualified in its entirety by the text of the Plan, a copy of which is included as Exhibit 10.1 to this Form 8-K.

Item 5.07    Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

At the 2024 Annual Meeting of Stockholders of Pathward Financial, Inc. (the "Company") held virtually on February 27, 2024 (the "Annual Meeting"), the shareholders of the Company: (i) elected each of the persons listed below under Proposal 1 to serve as a director of the Company for a term of two years (Mr. Perretta) and for a term of three years (Ms. Shulman and Ms. Zlatkus), in each case until their successors are elected and duly qualified; (ii) approved, on a non-binding advisory basis, the compensation of the Company’s “named executive officers” disclosed in the Company’s 2024 Proxy Statement; (iii) approved the Pathward Financial, Inc. 2023 Omnibus Incentive Plan and; (iv) ratified the appointment of Crowe LLP as the independent auditors of the Company’s financial statements for the year ending September 30, 2024.

The final results for the votes regarding the proposals are as follows:

Proposal 1:
To elect one director (Mr. Perretta) for a term of two years ending in 2026 and two directors (Ms. Shulman and Ms. Zlatkus) for a term of three years ending in 2027, until their successors are elected and duly qualified:

Nominee	For	Withheld	Broker Non-Votes
Becky S. Shulman	19,793,230	249,222	2,087,905
Lizabeth H. Zlatkus	19,618,745	423,707	2,087,905
Christopher Perretta	19,265,693	776,759	2,087,905

The following directors continue to serve on the Board of Directors following the Annual Meeting: Douglas J. Hajek, Elizabeth G. Hoople, Ronald D. McCray, Kendall E. Stork, and Brett L. Pharr.

Proposal 2:
To approve, by a non-binding advisory vote, the compensation of the Company’s “named executive officers” (a “Say-on-Pay” vote), with 19,575,762 votes cast for, 434,498 votes cast against, 32,192 votes abstaining and 2,087,905 broker non-votes.

Proposal 3:
To approve the Pathward Financial, Inc. 2023 Omnibus Incentive Plan, with 18,927,755 votes cast for, 1,082,671 votes cast against, 32,026 votes abstaining and 2,087,905 broker non-votes.

Proposal 4:
To ratify the appointment by the Audit Committee of independent registered public accounting firm Crowe LLP as the independent auditors of the Company’s financial statements for the year ending September 30, 2024, with 22,090,399 votes cast for, 27,260 votes cast against and 12,698 votes abstaining.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Pathward Financial, Inc. 2023 Omnibus Incentive Plan
99.1	Registrant's Press Release dated February 28, 2024.
104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document).

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATHWARD FINANCIAL, INC.

Date: February 28, 2024	By:	/s/ Gregory A. Sigrist
Gregory A. Sigrist
Executive Vice President and Chief Financial Officer